UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2015

GlycoMimetics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36177	06-1686563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Professional Drive, Suite 250

Gaithersburg, MD 20879

(Address of principal executive offices, including zip code)

(240) 243-1201

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On April 7, 2015 GlycoMimetics, Inc. (the “Company”) issued a press release announcing that it has been informed by its collaborator, Pfizer Inc., that Pfizer anticipates initiating a planned Phase 3 clinical trial with rivipansel (GMI-1070) in mid-2015. Pfizer has advised the Company that the clinical supply issue which has delayed the start of this trial has been discussed with the FDA. Under the terms of the license agreement between the two companies, Pfizer is scheduled to make a $20 million milestone payment to the Company once the first patient is dosed in the Phase 3 clinical trial. This milestone is the second of two scheduled milestone payments totaling $35 million upon initiation of the Phase 3 clinical trial. Pfizer previously paid the Company $15 million in May 2014.

A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 7.01, and Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release, dated April 7, 2015, “GlycoMimetics Provides Update on Pfizer’s Plans to Initiate Phase 3 Trial with Rivipansel in Mid-2015.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLYCOMIMETICS, INC.

	By:	/s/ Brian M. Hahn
Date: April 7, 2015		Brian M. Hahn
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release, dated April 7, 2015, “GlycoMimetics Provides Update on Pfizer’s Plans to Initiate Phase 3 Trial with Rivipansel in Mid-2015.”